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                                                                   EXHIBIT 21(a)

                         KOO KOO ROO ENTERPRISES, INC.
                             LIST OF SUBSIDIARIES



Parent Company:                 Koo Koo Roo Enterprises, Inc.


                                FRI-Admin Corporation
                                FRI-MRD Corporation


Mexican Restaurant Division:    El Torito Restaurants, Inc.

                                El Torito Franchising Company
                                Chi-Chi's, Inc.
                                Chi-Chi's of Greenbelt, Inc.
                                Chi-Chi's of Kansas, Inc.
                                Chi-Chi's of South Carolina, Inc.
                                Chi-Chi's of West Virginia, Inc.
                                Chi-Chi's Franchise Operations Corporation
                                Chi-Chi's Management Corporation
                                Maintenance Support Group, Inc.
                                CCMR Advertising Agency, Inc.
                                CCMR of Catonsville, Inc.
                                CCMR of Cumberland, Inc.
                                CCMR of Frederick, Inc.
                                CCMR of Golden Ring, Inc.
                                CCMR of Greenbelt, Inc.
                                CCMR of Harford County, Inc.
                                CCMR of Inner Harbor, Inc.
                                CCMR of Maryland, Inc.
                                CCMR of Ritchie Highway, Inc.
                                CCMR of Timonium, Inc.


Koo Koo Roo Division:           Koo Koo Roo, Inc.
                                Koo Koo Roo Licensing Systems, Inc.
                                Arrosto Coffee Company, Inc.
                                Arrosto Coffee Company Franchising, Inc.
                                Caulk 'N Paw, Inc.
                                CMM Dissolution, Inc.
                                Food-Eez, Inc.
                                Lean Chick -- 792 Lexington, Inc.
                                1170060 Ontario Limited


Hamburger Hamlet Division:      The Hamlet Group, Inc.
                                H.H. of Maryland, Inc.
                                H.H.K. of Virginia, Inc.

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Florida Joint Ventures:         RAC/KKR/LP Florida, Ltd.
                                RAC/KKR/G.P., L.C.
                                Koo Koo Roo Florida, 102J, Ltd.
                                RAC 102J, L.C.
                                Koo Koo Roo Florida, 103J, Ltd.
                                RAC 103J, L.C.
                                Koo Koo Roo Florida, 104J, Ltd.
                                RAC 104J, L.C.
                                Koo Koo Roo Florida, 107J, Ltd.
                                RAC 107J, L.C.